EXHIBIT 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

November 21, 2005

Contact:

Michael Shaffer

Executive Vice President, Finance

(212) 381-3523

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS

2005 THIRD QUARTER RESULTS

•

PVH Exceeds Third Quarter EPS Guidance and Consensus Estimate

•

PVH Increases 2005 EPS Guidance

Phillips-Van Heusen Corporation reported 2005 third quarter GAAP net income of $40.3 million, or $0.73 per share, which compares with the prior year's third quarter GAAP net income of $26.7 million, or $0.52 per share.  The current quarter’s net income per share was $0.03 ahead of the First Call consensus estimate and was an improvement of 40% over last year. Third quarter 2004 net income, exclusive of restructuring and other items, was $30.6 million, or $0.59 per share.

For the current year's nine months, GAAP net income was $88.8 million, or $1.44 per share, which compares with the prior year's GAAP net income of $41.3 million, or $0.79 per share.  Excluding the costs associated with the secondary common stock offering completed in the second quarter of this year, net income per share for the current year's nine months was $1.62, which was a 49% improvement over the prior year's net income per share of $1.09, exclusive of restructuring and other items.

Total revenues in the third quarter increased 13% to $533.2 million from $473.5 million in the prior year.  Contributing to the increase was significant revenue growth in the Company's dress shirt and sportswear businesses.  Dress shirt growth was driven by the incremental sales added by the new Chaps, Sean John and Donald J. Trump Signature Collection lines, as well as the strong performance of the Company's core brands.  Sportswear growth was driven by the Calvin Klein men's better sportswear collection, which was introduced for Fall 2004 selling, and the IZOD brand.  Further contributing to the increase was a 16% growth in Calvin Klein Licensing segment revenues and the continued rollout of a limited number of Calvin Klein outlet stores in premium outlet malls.  For the nine months, total revenues were $1,448.8 million, an increase of 18% over the prior year amount of $1,227.6 million.

Third quarter GAAP net income improved 51% over the prior year period due to strong earnings in both of the Company's operating segments.  The Apparel and Related Products segment earnings increased 51% due principally to the revenue increases noted above, gross margin improvement in the Company's dress shirt and sportswear businesses, particularly IZOD and Arrow, and the absence of restructuring charges in 2005.  The Calvin Klein Licensing segment recorded a 24% increase in operating earnings over the prior year due to growth from existing and new licensees, as the Company's initiatives to expand the breadth and reach of Calvin Klein product offerings continue to be realized.

From a balance sheet perspective, the Company ended the quarter with over $170 million in cash and reduced its overall net debt by $76.0 million compared with the comparable prior year period.  The Company's higher year over year cash position also contributed to a 13% decrease in net interest expense in the current year's third quarter.  Receivables and inventories ended the quarter on plan and are in line with the Company's sales growth.

Commenting on these results, Mark Weber, Chief Executive Officer, noted, "We are extremely pleased that the Company has maintained its positive business momentum through the first nine months of the year.  This is especially encouraging given that there was a backdrop of uncertainty leading into the third quarter concerning the overall economic environment and consumer spending.  The Calvin Klein licensing business continues to be a key driver in the growth of our Company, and in the third quarter we announced several new licensing agreements.  These include Markwins for a line of color cosmetics and skin care products under the ck Calvin Klein Beauty brand, G-III Apparel for women's better suits and Fratini for men's and women's CK/Calvin Klein sportswear in Europe.  We are very excited about these new initiatives which will enhance the strength of the Calvin Klein brand and further expand its global reach."

Mr. Weber concluded, "Strong results in our wholesale dress shirt and sportswear businesses added to the third quarter's performance, fueled by our new dress shirt lines, as well as our continued growth in our IZOD and Arrow sportswear lines.  Overall, we feel good about our business performance and our ability to achieve our earnings growth targets in the fourth quarter and beyond."

Earnings Guidance

2005

Given the Company’s strong third quarter performance and the momentum which is carrying over into the fourth quarter, the Company is raising its 2005 earnings per share guidance, excluding the costs of the secondary common stock offering, to $1.90, which is a $0.10 to $0.15 increase over our previous guidance of $1.75 to $1.80.   Including the costs of the secondary common stock offering, the Company anticipates that GAAP earnings per share in 2005 will be $1.70. (Please see reconciliation of GAAP to non-GAAP 2005 full year diluted earnings per share estimates.)  The Company is also projecting fourth quarter earnings per share to be $0.28. 2005 full year revenues are expected to be

$1.904 billion to $1.909 billion, an increase of 16% over the prior year, with fourth quarter revenues of $455 million to $460 million, an increase of 10% to 11% over the prior year.

The Company’s 2005 earnings per share guidance does not include the impact of expensing stock options.  The Company estimates that if stock options were expensed in 2005, the impact would be approximately $0.15 per share under the provisions of SFAS 123, which would reduce the Company's 2005 earnings per share guidance of $1.90, exclusive of the costs of the secondary common stock offering, to $1.75.  (Please see reconciliation of GAAP to non-GAAP 2005 full year diluted earnings per share estimates.)

2006

The Company believes 2006 earnings per share will grow to a range of $2.00 to $2.10 from 2005 comparable earnings per share of $1.75 which is consistent with its 15% to 20% earnings growth targets.  2006 earnings per share includes the impact of expensing stock options as required under the provisions of SFAS 123R, which the Company estimates will be approximately $0.10 to $0.11 per share.  Revenues are projected to grow 4% to 5% in 2006.

The Company webcasts its conference calls to review its earnings releases.  The Company's conference call to review its third quarter earnings release is scheduled for Tuesday, November 22, 2005 at 11:00 a.m. EST.  Please log on either to our web site at www.pvh.com and go to the News Releases page or to www.companyboardroom.com to listen to the live webcast of the conference call.  The webcast will be available for replay for one year after it is held, commencing approximately two hours after the live broadcast ends.  Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay.  In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held.  The replay of the conference call can be accessed by calling 1-888-203-1112 and using passcode #7967146.  The conference call and webcast consist of copyrighted material.  They may not be re-recorded, reproduced, retransmitted, rebroadcast or otherwise used without the Company's express written permission.  Your participation represents your consent to these terms and conditions, which are governed by New York law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company's future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and footwear products, both to its wholesale customers and in its retail stores, and the levels of sales of the Company's licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company's licensors and other factors;  (iii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, including the Company's ability to realize revenue growth from developing and growing Calvin Klein; (iv) the Company's operations and results could be affected by quota restrictions (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing or political and labor instability in the United States or any of the countries where the Company's products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's or the Company's existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company's licensees to market successfully licensed products or to preserve the value of the Company's brands, or their misuse of the Company's brands and (viii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

This press release includes, and the conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules.  A reconciliation of these measures is included in the financial information later in this release, as well as in the Company's Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company's website at www.pvh.com.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

		Quarter Ended
		10/31/04
			Adjustments	Results
			for	Excluding
	Quarter	Results	Restructuring	Restructuring
	Ended	Under	and Other	and Other
	10/30/05	GAAP	Items(1)	Items(1)

Net sales	$471,778	$422,652		$422,652
Royalty and other revenues	61,403	50,804		50,804
Total revenues	$533,181	$473,456		$473,456

Gross profit on net sales	$187,843	$159,108		$159,108
Gross profit on royalty and other revenues	61,403	50,804		50,804
Total gross profit	249,246	209,912		209,912

Selling, general and administrative expenses	177,638	160,408	$(5,950)	154,458

Earnings before interest and taxes	71,608	49,504	5,950	55,454

Interest expense, net	7,249	8,365		8,365

Pre-tax income	64,359	41,139	5,950	47,089

Income tax expense	24,070	14,398	2,082	16,480

Net income	40,289	26,741	3,868	30,609

Preferred stock dividends on convertible stock	3,229	5,280		5,280

Net income available to common stockholders	$ 37,060	$ 21,461	$ 3,868	$ 25,329

Diluted net income per common share(2)	$ 0.73	$ 0.52		$ 0.59

(1) Restructuring and other items for the quarter ended October 31, 2004 include (a) exiting the wholesale footwear business and relocating the Company's retail footwear operations and (b) closing underperforming retail outlet stores.

(2) Please see the Notes to Consolidated Income Statements for a reconciliation of diluted net income per common share.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Nine Months Ended				Nine Months Ended
	10/30/05				10/31/04
		Adjustments		Results		Adjustments	Results
		for		Excluding		for	Excluding
	Results	Inducement		Inducement	Results	Restructuring	Restructuring
	Under	and Offering		and Offering	Under	and Other	and Other
	GAAP	Costs(1)		Costs(1)	GAAP	Items(2)	Items(2)

Net sales		$1,292,451		$1,292,451	$1,095,367		$1,095,367
Royalty and other revenues		156,308		156,308	132,251		132,251
Total revenues		$1,448,759		$1,448,759	$1,227,618		$1,227,618

Gross profit on net sales		$ 512,488		$ 512,488	$ 420,950		$ 420,950
Gross profit on royalty and
other revenues		156,308		156,308	132,251		132,251
Total gross profit		668,796		668,796	553,201		553,201

Selling, general and
administrative expenses		504,437		504,437	454,883	$(13,095)	441,788

Earnings before interest and
taxes		164,359		164,359	98,318	13,095	111,413

Interest expense, net		22,555		22,555	34,743	(9,374)	25,369

Pre-tax income		141,804		141,804	63,575	22,469	86,044

Income tax expense		53,035		53,035	22,251	7,864	30,115

Net income		88,769		88,769	41,324	14,605	55,929

Preferred stock dividends
on convertible stock		9,688		9,688	15,841		15,841

Preferred stock dividends
on converted stock		2,051		2,051

Inducement payment and
offering costs		14,205	$(14,205)

Net income available to
common stockholders		$ 62,825	$ 14,205	$ 77,030	$ 25,483	$ 14,605	$ 40,088

Diluted net income per
common share(3)		$ 1.44		$ 1.62	$ 0.79		$ 1.09

(1) The inducement and offering costs for the nine months ended October 30, 2005 relate to the voluntary conversion of a portion of the Company's Series B convertible preferred stock by certain holders of such stock into 7,344 shares of common stock and the subsequent sale of 7,344 common shares by the Company on behalf of the holders.  The inducement and offering costs include (a) an inducement payment of $1.75 per share of common stock sold in the secondary common stock offering, or an aggregate of $12.9 million.  The payment was based on the net present value of the dividends that the Company would have been obligated to pay the holders of the Series B convertible preferred stock through the earliest date on which it is estimated that the Company would have the right to convert the Series B convertible preferred stock, net of the net present value of the dividends payable on the shares of common stock into which the Series B convertible preferred stock was convertible over the same period and (b) certain costs, totalling $1.3 million, incurred by the Company in connection with the secondary common stock offering to sell 7,344 shares of common stock on behalf of the holders.

(2) Restructuring and other items for the nine months ended October 31, 2004 include (a) exiting the wholesale footwear business and relocating the Company's retail footwear operations; (b) closing underperforming retail outlet stores and (c) debt extinguishment costs associated with the Company's debt refinancing in February 2004.

(3) Please see the Notes to Consolidated Income Statements for a reconciliation of diluted net income per common share.

Notes to Consolidated Income Statements:

1.

The Company believes presenting its results excluding the inducement and offering costs for the nine months ended October 30, 2005 and restructuring and other items for 2004 provides useful information to investors because many investors make decisions based on the ongoing operations of an enterprise.  The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results. Thus, the Company believes that the inducement and offering costs and restructuring and other items do not represent normal operating items and, as such, has provided a reconciliation to present its ongoing results of operations exclusive of these costs and items.  The Company uses its results excluding the inducement and offering costs and restructuring and other items to discuss its business with investment institutions, the Company’s Board of Directors and others.  Such results are also the basis for certain incentive compensation calculations.

2a.

The Company computed its quarterly diluted net income per common share as follows:

(in thousands, except per share data)

		Quarter Ended
		10/31/04
			Results
			Excluding
	Quarter	Results	Restructuring
	Ended	Under	and Other
	10/30/05	GAAP	Items

Net income	$40,289	$26,741	$30,609

Weighted average common shares outstanding	42,063	31,066	31,066
Impact of dilutive stock options and warrants	1,777	1,635	1,635
Impact of assumed convertible preferred
stock conversion	11,566	18,910	18,910
Total shares	55,406	51,611	51,611

Diluted net income per common share	$ 0.73	$ 0.52	$ 0.59

2b.

The Company computed its year-to-date diluted net income per common share as follows:

(in thousands, except per share data)

	Nine Months Ended			Nine Months Ended
	10/30/05			10/31/04
			Results		Results
			Excluding		Excluding
	Results		Inducement	Results	Restructuring
	Under		and	Under	and Other
	GAAP	Adjustments(1)	Offering Costs	GAAP	Items

Net income	$88,769		$88,769	$41,324	$55,929

Less:
Preferred stock dividends on
convertible stock				15,841
Preferred stock dividends on
converted stock	2,051	$ (2,051)(2)
Inducement payment and offering costs	14,205	(14,205)(3)

Net income available to common
stockholders for diluted net income
per common share	$72,513	$ 16,256	$88,769	$25,483	$55,929

Weighted average common shares
outstanding	36,845		36,845	30,889	30,889
Impact of dilutive stock options and
warrants	1,928		1,928	1,418	1,418
Impact of assumed convertible preferred
stock conversion	11,566		11,566		18,910
Impact of converted preferred stock		4,463(4)	4,463
Total shares	50,339	4,463	54,802	32,307	51,217

Diluted net income per common share	$ 1.44		$ 1.62	$ 0.79	$ 1.09

(1) Adjustments are to present the Company's diluted EPS computation as if the inducement payment and offering costs had not been incurred.  Eliminating such costs requires an EPS recalculation when applying the if-converted method of calculating diluted net income per common share.

(2) Elimination of dividends on converted preferred stock due to eliminating the inducement payment and offering costs.

(3) Elimination of inducement payment and offering costs associated with converted preferred shares.

(4) Additional shares which would have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred.

3. EBITDA is a "non-GAAP financial measure" which represents net income before net interest expense, income taxes, depreciation and amortization. EBITDA is provided because the Company believes it is an important measure of liquidity.  The Company uses EBITDA in connection with certain covenants relating to the Company’s outstanding debt.  EBITDA should not be construed as an alternative to net income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles.  The Company may calculate EBITDA differently than other companies. Net income is reconciled to EBITDA as follows:

		Quarter Ended
		10/31/04
				Results
			Adjustments for	Excluding
	Quarter	Results	Restructuring	Restructuring
	Ended	Under	and Other	and Other
	10/30/05	GAAP	Items	Items
($000)
Net income	$40,289	$26,741	$3,868	$30,609
Plus:
Income tax expense	24,070	14,398	2,082	16,480
Interest expense, net	7,249	8,365		8,365
Depreciation and amortization	8,833	6,539		6,539
EBITDA	$80,441	$56,043	$5,950	$61,993

		Nine Months Ended
		10/31/04
				Results
	Nine		Adjustments for	Excluding
	Months	Results	Restructuring	Restructuring
	Ended	Under	and Other	and Other
	10/30/05	GAAP	Items	Items
($000)
Net income	$ 88,769	$ 41,324	$14,605	$ 55,929
Plus:
Income tax expense	53,035	22,251	7,864	30,115
Interest expense, net	22,555	34,743	(9,374)	25,369
Depreciation and amortization	25,994	20,645		20,645
EBITDA	$190,353	$118,963	$13,095	$132,058

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)

	October 30,	October 31,
	2005	2004
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 170,265	$ 94,303
Receivables	189,679	160,213
Inventories	262,874	242,671
Other, including deferred taxes of $11,994 and $17,164	20,995	33,218
Total Current Assets	643,813	530,405
Property, Plant and Equipment	155,566	146,263
Goodwill and Other Intangible Assets(1)	894,897	802,224
Other	29,448	30,378
	$1,723,724	$1,509,270

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable and Accrued Expenses	$ 217,170	$ 194,947
Other Liabilities, including deferred taxes of $233,141
and $199,905	381,665	327,145
Long-Term Debt	399,522	399,510
Series B Convertible Redeemable Preferred Stock	161,926	264,746
Stockholders’ Equity	563,441	322,922
	$1,723,724	$1,509,270

(1) The increase in goodwill and other intangible assets is due principally to the acquisition of the Arrow tradename in December, 2004.

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)

		Quarter Ended
		10/31/04
				Results
			Adjustments for	Excluding
	Quarter Ended	Results Under	Restructuring and Other	Restructuring and Other
	10/30/05	GAAP	Items	Items

Revenues – Apparel and Related
Products
Net sales	$471,778	$422,652		$422,652
Royalty and other revenues	8,434	5,094		5,094
Total	480,212	427,746		427,746

Revenues – Calvin Klein Licensing
Royalty and other revenues	52,969	45,710		45,710

Total Revenues
Net sales	471,778	422,652		422,652
Royalty and other revenues	61,403	50,804		50,804
Total	$533,181	$473,456		$473,456

Operating earnings – Apparel and
Related Products	$ 59,988	$ 39,759	$5,950	$ 45,709

Operating earnings – Calvin Klein
Licensing	21,129	17,057		17,057

Corporate expenses	9,509	7,312		7,312

Earnings before interest and taxes	$ 71,608	$ 49,504	$5,950	$ 55,454

In the second quarter of 2005, the Company re-evaluated the way it aggregates its operating divisions into its reportable segments under SFAS 131. As a result, the Company's Calvin Klein Collection stores are now included in the Apparel and Related Products segment.  Previously, such stores were included in the Calvin Klein Licensing segment.  The Company reclassified prior year segment data for this change.

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)

Nine Months Ended
10/31/04
Results
Nine	Adjustments for	Excluding
Months Ended	Results Under	Restructuring and Other	Restructuring and Other
10/30/05	GAAP	Items	Items

Revenues – Apparel and Related
Products
Net sales	$1,292,451	$1,095,367	$1,095,367
Royalty and other revenues	22,536	13,907	13,907
Total	1,314,987	1,109,274	1,109,274

Revenues – Calvin Klein Licensing
Royalty and other revenues	133,772	118,344	118,344

Total Revenues
Net sales	1,292,451	1,095,367	1,095,367
Royalty and other revenues	156,308	132,251	132,251
Total	$1,448,759	$1,227,618	$1,227,618

Operating earnings – Apparel and
Related Products	$ 138,817	$ 74,774	$13,095	$ 87,869

Operating earnings – Calvin Klein
Licensing	54,131	46,585	46,585

Corporate expenses	28,589	23,041	23,041

Earnings before interest and taxes	$ 164,359	$ 98,318	$13,095	$ 111,413

In the second quarter of 2005, the Company re-evaluated the way it aggregates its operating divisions into its reportable segments under SFAS 131.  As a result, the Company's Calvin Klein Collection stores are now included in the Apparel and Related Products segment.  Previously, such stores were included in the Calvin Klein Licensing segment.  The Company reclassified prior year segment data for this change.

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of 2005 EBITDA Estimate

The Company's 2005 full year EBITDA estimate is $231 million.  EBITDA is a "non-GAAP financial measure" which represents net income before net interest expense, income taxes, depreciation and amortization.  EBITDA is provided because the Company believes it is an important measure of liquidity.  The Company uses EBITDA in connection with certain covenants relating to the Company's outstanding debt.  EBITDA should not be construed as an alternative to net income as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities as a measure of the Company's liquidity, as determined in accordance with generally accepted accounting principles.  The Company may calculate EBITDA differently than other companies.  Set forth below is the Company's reconciliation of net income to EBITDA of $231 million.

(In $000's)	2005
Estimate

Net income	$104,250

Plus:
Income tax expense	62,250
Interest expense, net	29,000
Depreciation and amortization	35,500
EBITDA	$231,000

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of GAAP to non-GAAP 2005 Full Year Earnings per Share Estimates

Set forth below is the Company's reconciliation of its 2005 full year GAAP diluted net income per common share estimate to:  (i) diluted net income per common share excluding the inducement and offering costs and (ii) diluted net income per common share excluding the inducement and offering costs and including the impact of expensing stock options.  The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results.  Therefore, the Company believes presenting its results excluding the inducement and offering costs for its 2005 full year earnings estimate provides useful information to investors because this allows investors to make decisions based on the ongoing operations of the enterprise.  The Company uses its results excluding the inducement and offering costs to discuss its business with investment institutions, the Company's Board of Directors and others.  Such results are also the basis for certain incentive compensation calculations.  Further, the Company believes presenting its results excluding the inducement and offering costs and including the impact of expensing stock options for its 2005 full year earnings estimate provides useful information to investors because this allows investors to compare the Company's estimates for 2005 to estimates for 2006 which will include the impact of stock option expense, as required by SFAS 123R.

(In thousands, except per share data)

				Adjustment
			Earnings	to Include
			Excluding	Impact of
			Inducement	Expensing
	GAAP		and Offering	Stock	Adjusted
	Earnings	Adjustments(1)	Costs	Options(5)	Earnings(6)

Net income	$104,250		$104,250	$(7,800)	$96,450

Less:
Preferred dividends on converted preferred stock	2,051	$ (2,051)(2)
Inducement payment and offering costs	14,205	(14,205)(3)

Net income available to common stockholders
for diluted net income per common share	$ 87,994	$ 16,256	$104,250	$(7,800)	$96,450

Shares outstanding:
Weighted average common shares outstanding	38,200		38,200		38,200
Impact of dilutive stock options and warrants	1,875		1,875		1,875
Impact of assumed convertible preferred stock conversion	11,566		11,566		11,566
Impact of converted preferred stock		3,347(4)	3,347		3,347
Total shares outstanding for calculation	51,641	3,347	54,988		54,988

Diluted net income per common share	$ 1.70		$ 1.90		$ 1.75

(1) Adjustments are to present the Company's diluted EPS computation as if the inducement payment and offering costs had not been incurred.  Eliminating such costs requires an EPS recalculation when applying the if-converted method of calculating diluted net income per common share.

 (2) Elimination of dividends on converted preferred stock due to eliminating the inducement payment and offering costs.

(3) Elimination of inducement payment and offering costs associated with converted preferred shares.

(4) Additional shares which would have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred.

(5) The adjustment to include the impact of expensing stock options for 2005 is for illustrative purposes only.  The Company does not intend to expense stock options in fiscal 2005.  The Company will implement the provisions of SFAS 123R beginning in fiscal 2006.  The adjustment reflected above includes only the estimated expense impact of applying the provisions of SFAS 123.  The Company expects that any impact on weighted average shares outstanding for the calculation of diluted net income per common share will be immaterial.

(6) Adjusted earnings reflect results excluding the inducement and offering costs and including the impact of expensing stock options.